EXHIBIT 23.7

                       CONSENT TO BE NAMED AS A DIRECTOR
                                      OF
                        TRANSPORTATION COMPONENTS, INC.



      The undersigned hereby consents to be named as a director of Transportation Components Inc. (the "Company") in the Registration Statement on Form S-1 to be filed by the Company with the Securities and Exchange Commission.

Dated: April __,  1998



                                    By: /s/ HENRY B. COOK, JR.
                                    Name: Henry B. Cook, Jr.